Exhibit 10.14

FORM OF

AmpliPhi Biosciences corporation

2012 stock incentive plan

NOTICE OF STOCK OPTION GRANT

________________

Grantee

You have been granted an option to purchase Common Stock of Ampliphi Biosciences Corporation, a Washington corporation (“Company”), as follows:

Date of Grant:	_______________

Exercise Price Per Share:	$_______________

Total Number of Shares:	_______________

Total Exercise Price:	$_______________

Type of Option:	[Nonstatutory Stock Option] [Incentive Stock Option]

Expiration Date:	_______________

Vesting/Exercise Schedule:	So long as your Service does not terminate, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: [6.25%] of the Total Number of Shares shall vest and become exercisable on [the third month anniversary of the Date of Grant] and [6.25%] of the Total Number of Shares shall vest and become exercisable on the [first business] day of each [three (3) month period] thereafter.

Termination Period:	You may exercise this Option for ninety (90) days after termination of your Service except as set out in Section 4 of the Stock Option Agreement (but in no event later than the Expiration Date set forth above). You are responsible for keeping track of these exercise periods following the termination of your Service for any reason. The Company will not provide further notice of such periods.

Transferability:	You may not transfer this Option.

Unless you affirmatively refuse the offer of this Option, in writing, within thirty (30) days of the date of this Option, you will be deemed to have accepted this Option under the terms and conditions provided in this Notice and the Ampliphi Biosciences Corporation 2012 Stock Incentive Plan and Stock Option Agreement, both of which are attached to and made a part of this document.

By accepting this Option, you agree and acknowledge that your rights to any Shares underlying this Option will be earned only as you provide services to the Company, a Parent, a Subsidiary, or an Affiliate over time, that the grant of this Option is not as consideration for services you rendered to the Company, a Parent, a Subsidiary, or an Affiliate prior to your first vest date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company, a Parent, a Subsidiary, or an Affiliate for any period of time, nor does it interfere in any way with your right or the Company’s, Parent’s, Subsidiary’s, or Affiliate’s right to terminate that relationship at any time, for any reason, with or without cause.

The grant of this Option is a one-time benefit and does not create any contractual or other right to receive a grant of additional Options or other Awards under the Plan or other benefits in lieu of additional Options or other Awards in the future.  The grant of future Options or any other Awards under the Plan, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of Shares subject to the Options or Awards, the vesting provisions and the exercise price, if any.  The future value of the underlying Shares is unknown and cannot be predicted with certainty.  If the underlying Shares do not increase in value, this Option will have no value.

The Plan is discretionary in nature and the Company may amend, cancel or terminate the Plan at any time.

Your participation in the Plan is voluntary.  The value of this Option is an extraordinary item of compensation outside the scope of your employment contract, if any.  As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

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Ampliphi Biosciences corporation

2012 stock incentive plan

STOCK OPTION AGREEMENT

1.          Grant of Option. Ampliphi Biosciences Corporation, a Washington corporation (the “Company”), hereby grants to __________________ (“Grantee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Ampliphi Biosciences Corporation 2012 Stock Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2.          Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 6 of the Plan as follows:

(a)          Right to Exercise.

(i)          This Option may not be exercised for a fraction of a share.

(ii)         In the event of Grantee’s death, Disability or other termination of Service, the exercisability of this Option is governed by Section 4 below, subject to the limitations contained in this Section 2.

(iii)        In no event may this Option be exercised after the Expiration Date set forth in the Notice.

(b)          Method of Exercise.

(i)          This Option shall be exercisable by execution and delivery of a Notice of Exercise form which may be obtained from the Company and shall state Grantee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Grantee and shall be delivered to the Company by such means as are determined by the Company in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares.

(ii)         As a condition to the exercise of this Option and as further set forth in Section 14 of the Plan, Grantee agrees to make adequate provision for federal, state or other tax withholding obligations or any other withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii)        the Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Grantee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Grantee on the date on which this Option is exercised with respect to such Shares.

(iv)        Subject to compliance with Applicable Laws, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate Notice of Exercise accompanied by the aggregate Exercise Price and the satisfaction of any applicable withholding obligations.

3.          Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Grantee:

(a)          cash or check;

(b)          by Cashless Exercise; or

(c)          by such other means as is permitted by the Committee and the Plan.

4.          Termination of Relationship. Following the date of termination of Grantee’s Service for any reason (the “Termination Date”), Grantee may exercise this Option only as set forth in the Notice and this Section 4. If Grantee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, this Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of this Option as set forth in the Notice.

(a)          Termination. In the event of termination of Grantee’s Service other than for Cause, or as a result of Grantee’s Disability or death, Grantee may, to the extent Grantee is vested in the Option Shares, exercise this Option during the Termination Period set forth in the Notice.

(b)          Termination upon Disability of Grantee. In the event of termination of Grantee’s Service as a result of Grantee’s Disability, Grantee may, but only within twelve (12) months following the Termination Date, exercise this Option to the extent Grantee is vested in the Option Shares.

(c)          Death of Grantee. In the event of termination of Grantee’s Service as a result of Grantee’s death, or in the event of Grantee’s death within ninety (90) days following Grantee’s Termination Date, this Option may be exercised at any time within twelve (12) months following Grantee’s Termination Date by Grantee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent Grantee is vested in the Option Shares.

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(d)          Termination for Cause. In the event of termination of Grantee’s Service for Cause, this Option (whether vested or unvested) shall terminate immediately in its entirety.

(e)          [Change in Control. Notwithstanding any provision to the contrary, in the event of termination of Grantee’s Service without Cause or for Good Reason within twelve (12) months following a Change in Control, this Option, to the extent assumed (or the applicable substitute award, if any) shall vest in full and Grantee shall have the right to exercise this Option (or the applicable substitute award, if any) for ninety (90) days following the Termination Date. For purposes of this Section 2, “Good Reason” means the occurrence of any of the following events or conditions (without Grantee’ written consent) and the failure of the Company (or its successor) to cure such event or condition within Grantee’s thirty (30) day written notice:

(i)          a change in Grantee’s status, title, position or responsibilities (including reporting responsibilities) that, in Grantee’s reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to Grantee of any duties or responsibilities that, in Grantee’s reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of Grantee from or failure to reappoint or reelect Grantee to any of such positions, except in connection with termination of Grantee’s Service for Cause or Good Reason, or as a result of Grantee’s Disability or death;

(ii)         a substantial reduction in Grantee’s annual base salary;

(iii)        a requirement Grantee be based at any place outside a 35-mile radius of Grantee’s place of Service prior to the Change in Control, except for reasonably required travel on the Company’s (or its successor’s) business that is not materially greater than such travel requirements prior to the Change in Control;

(iv)        a failure to (x) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which Grantee was participating at the time of the Change in Control, or (y) provide Grantee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided under each material employee benefit plan, program and practice as in effect immediately prior to the Change in Control; or

(v)         a material breach by the Company (or its successor) of its obligations to Grantee under the Plan (or any substantially equivalent plan of the Company’s successor).]

5.          Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee.

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6.          Effect of Agreement. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to this Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

7.          Data Authorization.  Grantee acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section.  The Company, its related entities, and Grantee's employer hold certain personal information about Grantee, including Grantee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Grantee’s favor, for the purpose of managing and administering the Plan (“Data”).  The Company and/or its related entities will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and the Company and/or any of its related entities may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European Economic Area, or elsewhere, such as the United States.  Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Grantee’s behalf to a broker or other third party with whom Grantee may elect to deposit any Shares acquired pursuant to the Plan.  Grantee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing Grantee’s consent may affect Grantee’s ability to participate in the Plan.

8.          Miscellaneous.

(a)          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law. Further, the Plan is governed by and subject to U.S. law and the interpretation of the Plan and Grantee’s rights under the Plan will be governed by provisions of U.S. law.

(b)          Entire Agreement; Enforcement of Rights. This Agreement, together with the Notice of Stock Option Grant to which this Agreement is attached and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

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(c)          Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(d)          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)          Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Grantee under this Agreement may not be assigned without the prior written consent of the Company.

(f)          Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Option and Grantee’s participation in the Plan or future Awards that may be granted under the Plan by electronic means or to request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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